FOR IMMEDIATE RELEASE


CONTACT: RICHARD A. SANTA                         MARK W. JARMAN
         CHIEF FINANCIAL OFFICER                  VP OF CORPORATE DEVELOPMENT
         DYNAMIC MATERIALS CORPORATION            DYNAMIC MATERIALS CORPORATION
         303-604-3938                             303-604-3923


                      AMETEK, INC. AND DYNAMIC MATERIALS IN
                         DISPUTE OVER PURCHASE AGREEMENT

(Lafayette, CO - September 14, 1999) Dynamic Materials Corporation, (Nasdaq:
BOOM), `DMC', today announced that AMETEK, Inc. and DMC are in dispute over the terms of the Asset Purchase Agreement (the Purchase Agreement) signed by both companies on June 22, 1999. The Purchase Agreement covers the sale to AMETEK, for $17 million, of certain assets of DMC's Clad Metal Bonding Division.

"Based on recent communications from AMETEK, AMETEK has threatened to terminate the Purchase Agreement," said DMC's president and CEO, Joseph P. Allwein. "AMETEK has further indicated that it may be willing to negotiate a substantial reduction in purchase price and, while we do not agree with AMETEK's position, we are attempting to discuss a resolution." Allwein continued, "The Company will take all necessary actions to protect the interests of the Company and its stockholders."

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